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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 22, 2000



                               NEWMARK HOMES CORP.
             (Exact name of Registrant as specified in its charter)



               Nevada                                                                 76-0460831
  (State or other jurisdiction of                 333-42213                  (IRS Employer Identification
   incorporation or organization)          (Commission File Number)                    Number)



                            1200 SOLDIERS FIELD DRIVE
                             SUGAR LAND, TEXAS 77479
              (Address of Registrant's principal executive offices)


                                  281-243-0100
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

The Registrant has been advised that the holder of shares representing 80% of the Registrant's outstanding common stock, $.01 par value (the "Common Stock") has pledged those shares in support of a commercial loan. Technical Olympic USA, Inc., a Delaware corporation ("Technical Olympic USA"), which is the wholly owned subsidiary of Technical Olympic (UK) PLC, a company incorporated under the laws of Great Britain, which is the wholly owned subsidiary of Technical Olympic S.A., a company incorporated under the laws of Greece, beneficially owns 9,200,000 shares (the "Shares") of Common Stock of the Registrant, which represent 80% of the issued and outstanding Common Stock. Technical Olympic USA has pledged to certain lenders all of the Shares in conjunction with a Credit Agreement, as described below.

On November 22, 2000, Technical Olympic USA entered into a $135 million Credit Agreement (the "Credit Agreement") among Technical Olympic USA, as Borrower, the several lenders made parties thereto, and Bank of America Mortgage Capital Corporation, as Administrative Agent, for the purpose of purchasing all of the issued and outstanding common stock of Engle Homes, Inc., a Florida corporation, pursuant to a tender offer and merger. In connection therewith and in support of the obligation, Technical Olympic USA pledged as collateral all of the Shares in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMARK HOMES CORP.
December 4, 2000



By:  /s/ Terry C. White
   ----------------------
Name:    Terry C. White
Title:   Senior Vice President and Secretary